Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4/A) and related joint proxy statement/prospectus of Vanguard Natural Resources, LLC for the registration of Vanguard Natural Resources, LLC common units representing limited liability company interests.

We also consent to the incorporation by reference in the following Registration Statements of our reports dated February 28, 2011 with respect to the consolidated financial statements of Encore Energy Partners LP and the effectiveness of internal control over financial reporting of Encore Energy Partner LP, included in the Annual Report on Form 10-K of Encore Energy Partners LP for the year ended December 31, 2010 filed with the Securities and Exchange Commission:

(1)	Registration Statement (Form S-4/A No. 333-175944) of Vanguard Natural Resources, LLC,
(2)	Registration Statement (Form S-3 No. 333-159911) of Vanguard Natural Resources, LLC,
(3)	Registration Statement (Form S-3 No. 333-168177) of Vanguard Natural Resources, LLC, and
(4)	Registration Statement (Form S-8 No. 333-152448) pertaining to the Long-Term Incentive Plan of Vanguard Natural Resources, LLC

/s/ Ernst & Young LLP

Fort Worth, Texas
September 30, 2011